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                                LICENSE AGREEMENT




                                  PERIOSTAT(R)



                                     BETWEEN




                         COLLAGENEX PHARMACEUTICALS, INC


                                        &


                        COLLAGENEX INTERNATIONAL LIMITED


                                       AND


                         LABORATOIRES PHARMASCIENCE S.A.






                 Dated and effective this 30th day of June 1998



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                         KNOW-HOW AND LICENSE AGREEMENT
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This KNOW-HOW AND LICENSE  AGREEMENT  (hereinafter  "the Agreement") is made and effective the 30th day of June 1998 by and between COLLAGENEX PHARMACEUTICALS, INC a company organised and existing under the laws of the State of Delaware, USA and having a place of business at 301 South State Street, Newtown, Pennsylvania 18940, USA through its affiliate company COLLAGENEX INTERNATIONAL LIMITED a company registered and existing under the laws of England and having
its  registered  office  at  The  Old  Stable  Block,  7  Buttermarket,   Thame,
Oxfordshire OX9 3EW, United Kingdom (hereinafter collectively "CollaGenex") and LABORATOIRES PHARMASCIENCE S.A. a company organised and existing under the laws of the Republic of France and having a place of business at 73 Boulevard de la Mission Marchand, F - 92402 Courbevoie Cedex, France (hereinafter "Licensee")

WITNESSETH:

WHEREAS CollaGenex has developed and has rights to the Products as defined herein and desires to grant a License to Licensee to market and sell the Products in the Territory as defined herein and on the terms set forth herein; and

WHEREAS Licensee desires to License the rights to the Products as defined herein from CollaGenex for the purposes of marketing and selling the Products in the Territory;

NOW, THEREFORE, in Consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound, hereby undertake and agree as follows:-

1.      DEFINITIONS

1.1. The term "Affiliate" shall mean any entity in which the party has a direct or indirect ownership of at least fifty per cent (50%), or any entity which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the party.

1.2. The term "Commercial Sale" shall mean any sale which transfers title to any Product, as defined herein, to a third party. Transfer of title to an Affiliate of Licensee shall not constitute a Commercial Sale unless such Affiliate is the intended end user of the Product.

1.3. The term "Confidential Information" shall mean any and all information or any portion thereof disclosed to or otherwise acquired or observed by either party or its employees, agents or Affiliates (each individually referred to as a "Recipient") either directly or indirectly from the other party, including, but not limited to, the Products and/or improvements, enhancements, modifications, discoveries, claims, formulae, processes, apparatuses, research, development, patents, Confidential Information, Know-how, trade secrets, knowledge, designs, drawings, specifications, concepts, data, reports, methods, documentation, methodology, pricing, marketing plans, customer lists, salaries or business affairs, and any other information or knowledge owned or developed or controlled by either party, except for information which the Recipient can demonstrate:-

1.3.1. was at the time of disclosure to such Recipient part of the public domain or thereafter becomes part of the public domain through no act or omission by such Recipient; or

1.3.2. was lawfully in such Recipient's possession as evidenced by written records prior to disclosure by the disclosing party and without any obligation of confidentiality; or

1.3.3. was lawfully received by such Recipient after disclosure from a third party without obligation of confidentiality and without violation by said third party of any obligation of confidentiality to another party; or

1.3.4.  was required to be disclosed by law or court order.

1.4. The term "Improved Products" shall mean any major improvements to the Products based on sub antimicrobial doses of doxycycline hyclate as an inhibitor of collagenolytic activity for use in the treatment of any form of periodontal disease. Examples of Improved Products include, but may not be limited to (a) a once a day formulation of the Products (b) any improvement resulting in patentable subject matter in the Territory. A change in the salt for the product formulation as defined in Clause
        1.7. hereof shall not constitute an Improved Product.

1.5. The term "Know-how" shall mean all data and information concerning the Products.

1.6. The term "Net Sales" of the Products shall mean the gross invoice price received and attributable to the Commercial Sale of the Products in the Territory by Licensee or by an Affiliate of Licensee; less returns, promotional allowances, import or export taxes, any tax or Governmental charge levied on the sale, transportation or delivery of such Products and borne by the seller thereof, commissions to third parties and customary trade discounts actually taken.

1.7. The term "the Products" shall mean Periostat(R), the doxycycline hyclate product developed by CollaGenex as a therapy for the treatment of periodontal disease.

1.8. The term "the Territory" shall mean France, including its Departements et Territories d'Outre-Mer ("DOM-TOM"); Morocco, Algeria, Tunisia and the other countries of French speaking Africa.

1.9. The term "Gross Margin" shall mean the difference between the Net Sales price of the Products and the price paid by the Licensee to the manufacturer of the Products plus any transport, duty or local taxes incurred for the Licensee to receive the Products in its warehouse.

2.      LICENSES AND OTHER RIGHTS

2.1. GRANT OF LICENSES. Subject to the limitations described below, CollaGenex hereby grants to Licensee an exclusive License to use the Know-how and an exclusive License to use, sell and distribute the Products in the Territory. Licensee shall have no right to transfer, assign or sub-license any of its rights hereunder to any third party, other than Affiliates of Licensee, for any purposes, without the express written consent of CollaGenex.

2.2. EXCLUSIVITY OF LICENSE. All exclusive licenses granted to Licensee hereunder will be exclusive as to CollaGenex and all others. CollaGenex shall retain title to, and be the owner of, any and all Confidential Information.

2.3. PROHIBITED TRANSFERS. During the term of this Agreement, CollaGenex agrees that, without Licensee's express written consent, CollaGenex will not assign, sell, convey, lease, license, transfer, hypothecate, encumber or suffer imposition of any lien on, grant any right or interest in, or disclose to any third party in the Territory any of the Confidential Information concerning the Products save as may be required to obtain marketing authorisations for the Products in the Territory.

        Licensee shall not disclose any Confidential Information furnished by CollaGenex pursuant to Clause 2.1. hereof to third parties during the term hereof, or any extension hereto, or at any time thereafter, provided, however, that disclosure may be made of any such Confidential Information to the extent necessary to market the Products to purchasers; provided that such purchasers agree to be bound to a similar non disclosure agreement. Licensee shall not use any Confidential Information furnished by CollaGenex other than in the marketing of the Products in the Territory and only during the term of this Agreement and any extension hereto.

2.4. SUPPLY OF PRODUCTS. During the term hereof, and any extension hereto, Licensee may either (a) purchase the Products for resale by Licensee in the Territory from a European manufacturer licensed and/or approved by CollaGenex and approved by the relevant regulatory bodies and/or holding the relevant, current manufacturing certificates or approvals in the country of manufacture to manufacture the Products and/or (b) purchase the Products from another European source, approved in advance by CollaGenex, such source to comply with all regulatory requirements for the manufacture of the Products and for such manufacture to be carried out under a confidentiality agreement. The terms and conditions for supply of the Products shall be agreed upon by Licensee and such third party manufacturers independent of CollaGenex. Relevant commitments from the European manufacturing source to Licensee shall be attached to this Agreement as Appendix I, such Appendix I to be attached to this Agreement within thirty (30) days of the effective date hereof. CollaGenex will render all reasonable assistance to Licensee in procuring supply of the Products for sale in the Territory. Licensee shall be responsible for ensuring that all of the Products sourced from a third party manufacturer shall be of merchantable quality and otherwise manufactured in accordance with applicable law. Licensee may, at its discretion, be permitted to source the Products from another Licensee of CollaGenex, upon terms to be agreed between such Licensees, provided that the other terms and conditions of this Clause 2.4. shall be complied with. Other than as defined in Clause 12 hereof, the failure of a manufacturing source to supply the Products to Licensee resulting in Licensee having an out of stock situation that lasts up to three (3) months shall not be cause for termination of this Agreement by CollaGenex.

2.5. RIGHTS TO IMPROVED PRODUCTS. CollaGenex agrees to notify Licensee, in writing, of any Improved Products in a reasonably timely manner. Unless prevented by virtue of other licensing agreements with other licensees, CollaGenex agrees to grant Licensee a "right of first refusal" for ninety (90) days from the date of notification of the Improved Products to negotiate a license agreement under reasonable commercial terms to obtain (a) an exclusive right and license to use, sell and distribute Improved Products in the Territory and (b) an exclusive right and license under patents applicable to the Territory, if any, to use, sell and distribute Improved Products in the Territory.

2.6. GOVERNMENT SUBMISSIONS. CollaGenex shall use all reasonable efforts to obtain the applicable marketing authorisations for the Products in the Territory from the relevant authorities, save where such applications are made, by prior agreement, by Licensee; and to maintain such marketing authorisations during the term hereof and any extension hereto. CollaGenex shall be the owner and party of record sponsoring all submissions to the regulatory authorities in the Territory with respect to the Products and to the Improved Products. CollaGenex will furnish Licensee with all Know-how and relevant documentation required by the regulatory authorities in the Territory to allow Licensee to use, sell and distribute the Products in the Territory.

        Upon the request of CollaGenex, Licensee shall provide reasonable local technical and local market knowledge assistance to CollaGenex and/or any professional advisors to CollaGenex which shall include, but may not be limited to, contract research and contract regulatory and similar organisations; in obtaining and maintaining the marketing authorisations.

2.7. COMMERCIAL INFORMATION. CollaGenex shall use its reasonable commercial efforts to furnish Licensee with all commercial information in CollaGenex's possession which may include, but may not be limited to; market research data; marketing plans; sales plans; promotional activities; conferences; seminars; exhibitions and the like in which
        CollaGenex and/or Affiliates of CollaGenex and/or licensees of CollaGenex outside of the Territory may be involved or concerned, and relating to the Products, in English; within a reasonable period of such commercial information becoming available to CollaGenex and which may reasonably be required by Licensee in order for Licensee to fulfil its obligations hereunder. Licensee understands and agrees that such commercial information may constitute Confidential Information hereunder. Licensee shall be responsible for obtaining all local commercial and pricing authorisations for the marketing of the Products in the Territory in accordance with the regulations pertaining to the Territory and shall keep CollaGenex or an Affiliate of CollaGenex fully informed with regard to progress in obtaining such local commercial and pricing authorisations.

3.      LICENSING FEES AND ROYALTY PAYMENTS

3.1. MILESTONE PAYMENTS AND RUNNING ROYALTIES. In consideration of the License granted under this Agreement, Licensee agrees to pay to CollaGenex the following milestone payments at the time intervals specified:-

3.1.1. The sum of $400,000.00 (four hundred thousand US dollars) upon the signing of this Agreement, less any sums that may have been paid in advance.

3.1.2.  The sum of               *                          US dollars) upon the
        submission of the dossier for the marketing authorisation to the relevant authorities in France or the submission of the dossier under the European Mutual Recognition Procedure to a number of countries which shall include France.

3.1.3.  The sum of               *                        US  dollars)  upon the
        granting of the marketing authorisation in France whether or not this shall have been obtained via direct submission to the French authorities or under the European Mutual Recognition Procedure.

3.1.4.  The sum of               *                                   US dollars)
        upon the  earlier  of either  (a) the  granting  of the  lesser of (i) a
        reimbursed  price with a Gross Margin of at least       *
        or (ii) mutually agreed commercially acceptable pricing and reimbursement price approvals by the Commission de Transparence and the Comite Economique in France, or (b) the introduction of the Products in the French market within the French medicines reimbursement system in accordance with the provisions of Clause 8.5. hereof.

        In addition, a running royalty will be paid in accordance with the following terms:-

3.1.5.  If the approved  price in France shall generate a gross margin of   *
                       or more to  Licensee,  a sum  equivalent  to      *
              of the Net Sales for the term of this Agreement or any extension hereto; or

3.1.6.          *          plus        *             of the  difference  between
        the Gross  Margin and          *              with a minimum of     *
                  and a maximum of       *           .

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

3.2.    REPORTS  AND  PAYMENTS.  Payments  pursuant to Clauses  3.1.1.,  3.1.2.,
        3.1.3. and 3.1.4. inclusive hereof will be paid by Licensee to CollaGenex, by a method designated by CollaGenex, within thirty (30) days of the milestone or other event specified therein.

        No payment  shall be due in  accordance  with the  provisions  of Clause
        3.1.1. hereof if, within thirty (30) days of the effective date of this Agreement, the parties have met with an Expert Rapporteur to the French Medicines Agency and have mutually agreed that there is no reasonable probability of acceptance by the French Medicines Agency of an application for a marketing authorisation in France and this Agreement shall immediately terminate save as for the provisions of this Agreement that shall survive termination.

        Licensee undertakes and agrees to notify CollaGenex, in writing, within seven (7) days of the commercial and pricing approvals specified in Clause 3.1.4. hereof being obtained. Payments pursuant to Clauses 3.1.5. and 3.1.6. hereof, as applicable, will be paid, as directed by CollaGenex, within fifteen (15) days after the end of each calendar quarter during the term hereof or any extension hereto with respect to the applicable Net Sales made by Licensee and/or any Affiliate of Licensee during each calendar quarter.

        With each quarterly payment, Licensee will provide CollaGenex with a written report stating the actual Net Sales made by the Licensee and/or any Affiliate of Licensee during such prior calendar quarter and the amount of royalties due to CollaGenex thereon pursuant to this Clause 3. The minimum payment shown in Clause 10.3. hereof shall be payable annually after calculation against the actual royalties remitted and any shortfall remitted, in a manner to be designated by CollaGenex, within thirty (30) days of the end of such quarter.

        The parties have the option to mutually agree, at an appropriate time, for royalties to be remitted in the European currency "the Euro" (or such other designation as may be given to a common European currency) provided that the parties have agreed an exchange rate, subject to the terms above, of the Euro against the currency in which royalties had been previously remitted or would have been remitted.

3.3. RECORDING AND INSPECTION. Licensee agrees that for a period of three (3) years after delivery of each report referred to in Clause 3.2. above, it shall keep at its principal place of business complete records of applicable Net Sales received by Licensee and/or any Affiliate of Licensee and all other information necessary to permit Licensee to verify the accuracy of the calculations of Net Sales, and to make regular entries in such records at its earliest business convenience for the purpose of determining the Net Sales as defined herein.

        For the sole purpose of verifying Licensee's performance of its obligations to make payments hereunder, CollaGenex, solely through its certified public accountant or authorised representative thereof or other independent third party designee, will have the right to examine Licensee's records reflecting such Net Sales and other information, provided that such examination is made within three (3) years after the close of the calendar year in respect of which Licensee's records are being examined, conducted within Licensee's normal business hours, made after thirty
        (30) days advance written notice to Licensee and limited to no more than one examination in any one calendar year. The results of such examination shall be made available to both parties. CollaGenex shall bear the full cost of the performance of such examination, unless such examination discloses a variance of more than two per cent (2%) from the amount of the original report or payment calculation. In such case, Licensee shall bear the full cost of the performance of such examination and Licensee shall promptly pay to CollaGenex any variance disclosed in such examination.

3.4. CURRENCY OF PAYMENT. All payments shall be made in United States dollars (US$). Royalty payments in United States dollars pursuant to Clauses
        3.1.5. and 3.1.6 hereof shall be translated at the rate of exchange at which United States dollars are listed in the Wall Street Journal against the French franc, or, as applicable, the Euro; at an average of the daily rate during the calendar quarter in which Net Sales are received by Licensee or by an Affiliate of Licensee.

3.5. METHOD OF PAYMENT. All payments shall be made in accordance with the provisions of Clause 3.2. hereof by Direct Wire Transfer or other generally accepted method of Bank to Bank currency transfer, all charges to account of drawer, to an account of CollaGenex's definition and at the sole discretion of CollaGenex.

4.      TRADEMARK MATTERS

4.1. Licensee shall be permitted to use the trade mark "Periostat" in styles and formats to be designated solely by CollaGenex for the marketing, selling, advertising and distribution of the Products in the Territory.

4.2.    Registration of the trade mark, maintenance and protection of such trade
        mark,   and  all   costs   associated   therewith   shall  be  the  sole
        responsibility of CollaGenex.

4.3. Licensee shall promptly notify CollaGenex, in writing, in the event of any infringement of the trade mark, or potential infringement of the trade mark, in the Territory coming to its attention, or the attention of one of its Affiliates, and shall assist CollaGenex, to the extent requested and/or directed by CollaGenex, in protecting the trade mark in the Territory.

5.      REPRESENTATIONS WARRANTIES AND COVENANTS OF THE PARTIES

5.1.    REPRESENTATIONS   AND  WARRANTIES  OF  COLLAGENEX.   CollaGenex   hereby
        represents and warrants to Licensee that:-

5.1.1. it is a corporation duly organised, validly existing and in good standing under the relevant laws of the State of Delaware, United States of America and of England and has full corporate power and authority to own its properties and to conduct the business in which it is now engaged;

5.1.2. it has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, and no consent or approval of any other person or Governmental authority is required therefor. The execution and delivery of this Agreement by CollaGenex; the performance by CollaGenex of its covenants and agreements hereunder and the consummation by CollaGenex of the transactions contemplated hereby have been duly authorised by all necessary corporate action. This Agreement constitutes a valid and binding obligation of CollaGenex, enforceable against it in accordance with its terms;

5.1.3. neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violate any provision of the Certificate of Incorporation or the Memorandum and Articles of Association or Bye-Laws of CollaGenex or any law, statute, ordinance, regulation, order, judgement or decree of any Court or Governmental agency; or conflicts with or results in any breach of any of the terms of or constitutes a default under or results in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which CollaGenex is a party or by which any of the assets of CollaGenex is bound; and

5.1.4. CollaGenex has no knowledge of, and has received no notice of, any claim of ownership or other adverse interest of any third party with respect to the Products or the Confidential Information.

5.2. REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee hereby warrants and represents to CollaGenex that:-

5.2.1. it is a corporation duly organised, validly existing and in good standing under the laws of the Republic of France and has full corporate power and authority to own its properties and to conduct the business in which it is now engaged.

5.2.2. it has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, and no consent or approval of any other person or Governmental authority is required therefor. The execution and delivery of this Agreement by Licensee; the performance by Licensee of its covenants and agreements hereunder and the consummation by Licensee of the transactions contemplated hereby have been duly authorised by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of Licensee, enforceable against it in accordance with its terms; and

5.2.3.  neither  the  execution  and  delivery  of  this   Agreement,   nor  the
        consummation of the transactions contemplated hereby, violates any provision of the organisational or governing documents of Licensee nor any law, statute, ordinance, regulation, order, judgement or decree of any Court or Governmental agency, or conflicts with or results in any breach of any of the terms of or constitutes a default under or results in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which Licensee is a party or by which any of the assets of Licensee is bound.

5.2.4. it will comply in all respects with the legal requirements of the Territory relating to the sourcing, storage, marketing, sale and distribution of the Products.

6.      INDEMNIFICATION

6.1. INDEMNIFICATION BY THE PARTIES. Each of the parties hereto will indemnify the other party from and against any and all losses, claims, demands, obligations, liabilities, costs, expenses or damages of any kind or nature (collectively "Damages"), including, but not limited to, reasonable fees of attorneys; accountants and other professionals, incurred by the indemnified party as a result of any claim or proceeding brought against the indemnified party by any person not a party to this Agreement, to the extent that such claim or proceeding is based on any of the representations or warranties contained in this Agreement being untrue or upon breach of any of the provisions of this Agreement; provided that the indemnified party promptly notifies the indemnifying party of any such claim or proceeding in writing and gives the indemnifying party the opportunity to defend or settle such claim or proceeding. The indemnified party agrees to co-operate with the indemnifying party, at the indemnifying party's expense, in defending or settling such claim or proceeding.

6.2. PRODUCT INDEMNIFICATION. Licensee agrees to defend, indemnify and hold harmless CollaGenex from any and all Damages arising from injury or damage to persons or property (including, without limitation, product liability) resulting directly or indirectly from Licensee's sourcing, storage, marketing, sale and distribution of the Products in the Territory. CollaGenex warrants to Licensee that all data submitted by CollaGenex to the appropriate regulatory authority in France or in any other country where CollaGenex has applied for or may apply for marketing authorisations are an accurate representation of clinical trial and other data, to the best of CollaGenex's knowledge and belief, as warranted by CollaGenex to the appropriate regulatory authorities.

7.      CONFIDENTIALITY

7.1. CONFIDENTIALITY. Except to the extent expressly authorised by this Agreement or otherwise agreed in writing, the parties agree that, for the term of this Agreement any extension thereto and for a period of seven (7) years thereafter, the Recipient shall keep completely confidential and shall not publish or cause to be published or otherwise disclose and shall not use for any purposes any Confidential Information furnished to it by the other party or developed pursuant to this Agreement; provided, however, that after the expiration or termination of this Agreement, or any extension hereto, either party shall be free to exploit commercially in any manner any proprietary information and technology which belongs solely or jointly to it.

7.2. AUTHORISED DISCLOSURE. Each party may disclose Confidential Information of the party to its employees, agents and Affiliates who (a) are required to know such information in connection with the permitted use of such information hereunder and who (b) are bound by customary non-use and confidentiality obligations as set forth in this Clause 7.

7.3. BUSINESS TERMS. The parties acknowledge and agree that the financial terms contained in Clause 3 of this Agreement shall be considered as Confidential Information hereunder. The parties further agree that publication of the existence of this Agreement may be of significant commercial value to each party and the parties agree to allow the publication of press releases announcing the Agreement by either party, but only following approval by both parties of the content of such press releases, or as required by law.

8.      TERM AND TERMINATION AND REVERSION OF TECHNOLOGY

8.1. TERM. The term of this Agreement shall be for a period of fifteen (15) years from the date of first Commercial Sale of the Products in the Territory and shall thereafter be extended for consecutive five (5) year terms unless either party shall give the other written notice of termination eighteen (18) months prior to the end of the applicable term.

8.2. MUTUAL TERMINATION. The parties hereto may terminate this Agreement by mutual written consent. Such termination shall be effective sixty (60) days after such a determination or upon such other date as the parties may mutually agree.

8.3. TERMINATION RELATED TO REGISTRATION. The parties agree that gaining the necessary marketing authorisation for the Products in France is pivotal to this Agreement. CollaGenex agrees to keep Licensee informed regarding the progress towards necessary regulatory approvals but neither party shall be liable to the other in the event of delays directly relating to the actions of a regulatory authority and neither party shall have the right to terminate this Agreement in relation to regulatory timeframes except in accordance with Clause 8.2. hereof. CollaGenex undertake and agree that the dossier will be submitted to the appropriate authorities in France either direct or via the European Mutual Recognition Procedure within three years of the effective date of this Agreement.

8.4. TERMINATION OF LICENSE WITHOUT CAUSE. Licensee may terminate this Agreement and revert its rights to source, use, market, sell and distribute the Products in the Territory under this Agreement at any
        time  upon               *                    days  written   notice  to
        CollaGenex. Such reversion shall be free of any continuing lien on, or grant of any right or interest in, the Products or the Confidential Information. In the event of such termination, no further payments relating to the milestones specified in Clauses 3.1.2., 3.1.3. and
        3.1.4. hereof relating to the Products shall accrue or be due under this Agreement subsequent to the effective date of such termination; provided, however, that Licensee shall pay to CollaGenex any royalties accrued on Net Sales prior to the effective date of the termination of the License under this Clause 8.4.

8.5. TERMINATION BY FAILURE OF LICENSEE TO MARKET. CollaGenex shall have the right to terminate this Agreement should Licensee fail to initiate and maintain for the term of this Agreement an active marketing, sales and distribution programme and launch the Product in France within
                   * days of written advice from CollaGenex that the marketing authorisation has been granted and/or written advice from Licensee to CollaGenex in accordance with Clause 3.1.4. hereof that the reimbursement

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

        price has been published in the "JOURNAL OFFICIEL", or Licensee has received official notification that reimbursement for the Products will not be granted, whichever shall be the later.

8.6. BREACH OF MATERIAL OBLIGATIONS. Failure by either party to comply with any of the material obligations contained in this Agreement shall entitle the other party to give to the party in default notice specifying the nature of the default and requiring such party to remedy such default. If such default is not remedied within ninety (90) days (or, if the default cannot be remedied within such ninety day period and the party in default does not commence and diligently continue actions to remedy such default), the notifying party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, to all remedies available to it by law or in equity, including, without limitation, the termination of this Agreement.

8.7. INSOLVENCY OR BANKRUPTCY. Either party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement by written notice to the other party in the event the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking re-organisation, liquidation, dissolution, winding-up arrangement, composition or re-adjustment of its debts or any relief under any bankruptcy, insolvency, re-organisation or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution or distraint or similar process against any substantial part of the property of the other party, and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged.

8.8. RIGHT TO SELL STOCK ON HAND. Upon the termination of the License granted hereunder for any reason other than a failure to remedy a material breach of this Agreement by Licensee, Licensee shall have the right to complete all work in progress and for one year (or such longer period as the parties may reasonably and mutually agree) to dispose of all of the Products then on hand by way of normal trade sales in the Territory, and royalties shall be paid to CollaGenex with respect to such sales of the Products as though such License had not terminated or expired.

8.9. EFFECT OF TERMINATION. In the event of termination of this Agreement, except as otherwise provided for herein; all rights to the Products and the Confidential Information shall revert to CollaGenex who shall be free to develop, license or otherwise exploit the Products and the Confidential Information in the Territory as it deems appropriate and Licensee shall (a) take whatever steps are reasonably necessary and appropriate to revert to CollaGenex all rights in the Products and the Confidential Information in the Territory and (b) return to CollaGenex all information relating to the Products and the Confidential Information without retaining any copies or extracts therefrom save as may be required to identify the obligations of Licensee under this Agreement and (c) make no further use of any of the Confidential Information and (d) take whatever steps are reasonably necessary and appropriate to transfer to CollaGenex or its designees all submissions to regulatory authorities (or any part thereof) in the Territory and (e) to immediately cease to use the Trade Marks and in the event that (contrary to the intention of CollaGenex) the Licensee has acquired any rights in or over the trade marks to transfer the same, unencumbered, to CollaGenex and (f) to take no actions that would in any way have a negative effect on the sales of the Products in the Territory.

8.10. SURVIVING RIGHTS. Any termination under this Agreement shall be without prejudice to the rights and remedies of either party with respect to any provisions of this Agreement or arising out of breaches prior to such termination and shall not relieve either of the parties of any obligation or liability accrued hereunder prior to such termination, including, without limitation, indemnity obligations, nor rescind or give rise to any right to rescind anything done or any payments made or other consideration given hereunder prior to the time of such termination and shall not affect in any manner any vested rights of either party arising out of this Agreement prior to such termination.

9.      NON COMPETE CLAUSE

        Licensee shall not, during the term of this Agreement, or any extension hereto, or for a period of two (2) years after the expiration or termination of this Agreement, or any extension hereto; manufacture, cause to have manufactured by a third party on its behalf, market, sell or distribute any other products containing low dose doxycycline hyclate as a therapy for periodontal disease.

10.     BEST ENDEAVOURS AND MINIMUM PERFORMANCE

10.1. Licensee shall, during the term of this Agreement and any extension hereto, use its best endeavours to develop the sales of the Products in the Territory.

10.2. Within sixty (60) days of the signing of this Agreement, Licensee shall provide to CollaGenex, for approval by CollaGenex, a forecast of sales of the Products in the Territory, such forecast to attach to and form part of this Agreement as Appendix II, for each of the three years following the date of first Commercial Sale of the Products in the Territory and this Schedule II will be updated by Licensee on an annual basis, in accordance with Licensee's own business and budget planning process, and such updates will include the following years so that at all times CollaGenex shall have a three year forecast of sales of the Products in the Territory. Such forecasts shall reasonably reflect actual historical Commercial Sales and Commercial Sales trends, if any. Prior to first Commercial Sale, any changes to Schedule II shall be subject to the approval of CollaGenex. Such schedule, in the agreed format of Appendix II, shall be furnished by Licensee to CollaGenex by no later than the 1st January of each calendar year for the term of this Agreement and any extension hereto.

10.3.   Upon the  acceptance by CollaGenex of Schedule II to this  Agreement (as
        described  in Clause  10.2.  hereof)  there shall be       *
        during the first twelve (12)

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

        month period from date of first Commercial Sale of the Products in the Territory. In the second twelve (12) month period from date of first Commercial Sale of the Products in the Territory, the Minimum
        Performance  as defined  in this  Clause  10.3.  shall be       *
              of the most recent forecast for such period. Commencing with the third twelve (12) month period from the date of first Commercial Sale of the Products in the Territory, and for each twelve (12) month period
        thereafter,  a sum equivalent to            *                of the most
        recent  forecast  for  such  period  shall  be  agreed  as  the  Minimum
        Performance of Licensee for such period, hereinafter "the Minimum Performance".

        In the event of the actual Net Sales of Licensee, as defined herein, being less than the Minimum Performance, then Licensee shall have the right to pay the royalty as defined in Clauses 3.1.5. and 3.1.6. hereof based on the Minimum Performance as defined herein in order to retain its rights under this Agreement, failing which CollaGenex shall have the right to terminate this Agreement in accordance with the provisions hereof.

11.     MISCELLANEOUS PROVISIONS

11.1. FURTHER ASSURANCES. The parties hereto agree to execute and deliver such other documents, instruments and agreements and to take such other actions as may be necessary, proper or appropriate to carry out the terms of this Agreement.

11.2. NOTICES. All notices required or permitted under this Agreement shall be in writing and delivered by any method providing proof of delivery. Any notice shall be deemed to have been given on date of receipt. Notices shall be delivered to the parties at the following addresses until a different address has been designated by notice to the other party:


If to CollaGenex:             CollaGenex Pharmaceuticals, Inc.,
                              301 South State Street,
                              Newtown,
                              Pennsylvania 18940,
                              United States of America.
                              Attention: Robert A. Ashley

                              CollaGenex International Limited,
                              The Old Stable Block,
                              7 Buttermarket,
                              Thame,
                              Oxfordshire OX9 3EW,
                              United Kingdom.
                              Attention: David A. Pettit

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

with copies to:               Buchanan Ingersoll,
                              College Center,
                              500 College Road East,
                              Princeton,
                              New Jersey 08540,
                              United States of America.
                              Attention: David J. Sorin

If to Pharmascience:          Laboratoires Pharmascience S.A.,
                              73 Boulevard de la Mission Marchand,
                              F - 92402 Courbevoie Cedex,
                              France.
                              Attention: Gerald VIEUILLE

11.3.   COUNTERPARTS.   This   Agreement  may  be  executed  in  any  number  of
        counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

11.4. RECORDATION. If either CollaGenex or Licensee so requests in writing, the parties will promptly file and record with any applicable office or authority, a copy or memorandum of this Agreement and any other agreement granting Licensee rights in the Products and in the Confidential Information.

11.5. ENTIRE AGREEMENT, MODIFICATIONS. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and no modification, amendment, change or supplement shall be effective unless in writing and signed by the authorised officers of the parties. This Agreement supercedes all prior understandings, negotiations and agreements, whether written or oral, relating to the subject matter hereof.

11.6. WAIVER. The waiver by either party of a breach or default of any of the provisions contained herein shall be in writing and shall not be construed as a waiver of any succeeding breach or default or of the provision itself.

11.7. EXPENSES. Except as may be otherwise provided for in this Agreement, each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transaction contemplated hereby.

11.8. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of England and the Courts of England shall be deemed the Courts of competent jurisdiction.

11.9. CLAUSE HEADINGS. The clause headings in this Agreement are solely for convenience or reference and shall not affect the interpretation or construction of this Agreement or any of the provisions hereof.

11.10. SEVERABILITY. If any provision of this Agreement shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of any of the other provisions of this Agreement.

11.11. BINDING EFFECT, ASSIGNMENT. This Agreement shall be binding upon and insure to the benefit of each of CollaGenex and Licensee and each of their respective successors and assigns. Licensee may not assign its rights and obligations hereunder without the prior written consent of CollaGenex. CollaGenex may assign its rights and obligations hereunder to a subsidiary or Affiliate of CollaGenex.

11.12. INDEPENDENT CONTRACTORS. Nothing in this Agreement shall create any association, partnership or joint venture between the parties hereto, it being understood and agreed that the parties are independent contractors and neither party shall have the power or authority to obligate the other in any way.

11.13. APPROPRIATE WORDS. Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting one gender include all genders; words denoting persons include firms and corporations and vice versa.

11.14. REFERENCE TO STATUTES. Reference to any statute, statutory provision or regulation includes a reference to the statute or statutory provision or regulation as from time to time amended, extended or re-enacted.

11.15. TIME OF THE ESSENCE. Time of payment should be of the essence of the Agreement for any payment to be made by the Licensee, its affiliates or assigns as the case may be pursuant to Clause 3 of this Agreement or otherwise.

12.     FORCE MAJEURE

12.1. All incidences of force majeure (being circumstances beyond the reasonable control of either party and which have, or may have, a material affect on the ability to perform under this Agreement including, but not limited to, failure of power or other utility or sanitary supplies; fire; flood; earthquake; explosion; riot; strike or lock-out of that party's own workforce; civil insurrection or unrest; terrorist activity; war and regulations of any Governmental, transnational or local authority) shall for the duration and to the extent of the effects caused thereby release the parties from the performance of their contractual obligations hereunder.

12.2. The party who has suffered the force majeure ("the Affected Party") shall notify the other party without delay of any such incidents occurring and the parties shall discuss the effects of such incidents on this Agreement and the measures to be taken.

12.3. Each party shall endeavour and take all reasonable steps to avoid or restrict any force majeure.

12.4. In the event of an incident or incidents of force majeure, the parties shall as soon as reasonably possible resume performance of their obligations hereunder but in the event that the force majeure has prevailed for a continuous period in excess of six (6) months, the party which is not the Affected Party may terminate this Agreement by notice in writing, citing force majeure, to the Affected Party.


IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE SIGNED BY THEIR DULY AUTHORISED REPRESENTATIVES THE DAY AND YEAR FIRST ABOVE WRITTEN


COLLAGENEX PHARMACEUTICALS, INC
by

/s/  BM Gallagher
------------------------------------------------
Brian M. Gallagher, President and Chief Executive Officer


Attest

/s/  Lisa Shultz
------------------------------------------------

COLLAGENEX INTERNATIONAL LIMITED
by

/s/  Robert A. Ashley
------------------------------------------------

Robert A. Ashley, Managing Director


LABORATOIRES PHARMASCIENCE S.A.
by

/s/  Jean-Paul Berthome
------------------------------------------------

Jean-Paul BERTHOME, President and
Chief Executive Officer